Filed Pursuant to Rule 424(b)(5)

Registration No. 333-213895

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 19, 2016)

GAIA, INC.

2,333,333 Shares

Class A Common Stock

We are offering 2,333,333 shares of our Class A common stock, par value $0.0001 per share.

Our Class A common stock is listed on the NASDAQ Global Market under the symbol “GAIA.”  On March 21, 2018, the last reported sale price of our Class A common stock was $16.10 per share.

Investing in our Class A common stock involves a high degree of risk.  See “Risk Factors” beginning on page S-7 of this prospectus supplement and in our Annual Report on 10-K for the year ended December 31, 2017, which is incorporated herein by reference.

	Per Share	Total
Public offering price	$15.00	$34,999,995
Underwriting discounts and commissions(1)	$ .90	$ 1,978,704(1)
Proceeds to us, before expenses	$14.10	$33,021,291

(1)

In addition to the underwriting discounts and commissions listed in the table above, we have agreed to reimburse the underwriters for reasonable and documented expenses of counsel up to $25,000. Furthermore, the underwriters will receive no discount with respect to the 134,773 shares sold to our insiders. See “Underwriting” for a description of the compensation payable to the underwriters.

Certain of our directors and executive officers have agreed to purchase an aggregate of 134,773 shares of Class A common stock in this offering.

We have granted the underwriters a 30-day option to purchase up to 350,000 additional shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of Class A common stock offered pursuant to this prospectus    supplement on or about March 26, 2018.

Sole Book-Running Manager

B. Riley FBR

Lead Manager	Co-Manager
Lake Street Capital Markets	Dougherty & Company

The date of this prospectus supplement is March 22, 2018.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information.  Generally, when we refer to this prospectus, we are referring to both parts of this document combined.  To the extent any information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor any underwriter has authorized anyone to provide you with different or additional information.  If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the dates shown in such documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our Class A common stock in certain jurisdictions may be restricted by law.  Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, this offering and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

Unless stated otherwise, references in this prospectus supplement and the accompanying prospectus to “Gaia,” “we,” “us,” or “our” refer to Gaia, Inc., a Colorado corporation.

SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in our Class A common stock.  To fully understand this offering and its consequences to you, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors,” and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, together with any free writing prospectus we have authorized for use in connection with this offering.

The Company

Gaia, Inc. operates a global digital video subscription service and on-line community that caters to a unique and underserved subscriber base. Our digital content library of over 8,000 titles is available to our subscribers on most internet-connected devices anytime, anywhere, commercial-free.  Our subscribers have unlimited access to a vast library of inspiring films, cutting edge documentaries, interviews, yoga classes, transformation related content, and more – 90% of which is exclusively available to our subscribers for digital streaming.

Our mission is to create a transformational network that empowers a global conscious community. Content on our network is currently curated into three channels, Yoga, Transformation and Seeking Truth, and delivered directly to our subscribers through our streaming platform. We curate programming for these channels by producing content in our in-house production studios with a staff of media professionals. This produced and owned content currently represents over 80% of total views. We complement our produced and owned content through long term, predominately exclusive, licensing agreements.

We started as a conscious media and products company distributing conscious and non-theatrical media, with a maximum reach of approximately 70,000 retail doors in the United States. Over the past few years we divested several businesses, including our DVD distribution business and our Gaiam Brand consumer products business, for combined gains of over $150 million.

We also expanded the number of conscious media titles with our 2007 acquisition of the entire content library of Wisdom Television. Wisdom operated for 20 years as a cable and satellite channel. Wisdom was the only TV channel that remained dedicated, year after year, to conscious media. With our acquisition of their digital media library, we expanded our unique library of content directed at independent and progressive thinkers.

In 2012, we brought our streaming video service out of beta-test status, and focused our efforts on growing our streaming subscription services domestically and internationally by expanding our streaming content, enhancing our user interface and extending our streaming content to even more internet-connected devices.  In 2013, we further expanded the digital yoga content available to our subscribers, and expanded our presence and subscriber base in the yoga community through our acquisition of My Yoga Online, the largest streaming yoga media service in Canada.

In 2016, we relaunched gaia.com with an entirely new technology stack at its core. The new site was built to optimize the speed and performance of streaming video playback, provide a unique and customized site experience for every subscriber and provide the foundation for our expansion into foreign languages.  In July 2017, we launched Spanish as our first non-English language offering with over 500 native language titles. German was launched in the fall of 2017, and French was launched in February 2018.

These investments in our subscription business have been instrumental in our ability to grow by expanding our streaming video on demand capabilities and increasing our library of unique content of transformational media, intended to awaken and inspire viewers around the world.

In fiscal 2017, our subscriber base grew 80% year-over-year to 364,500 paid members.

Recent Developments

As of February 28, 2018, our subscriber count crossed the 400,000 member mark.

The Streaming Video Market and Gaia

Consumption of streaming video is expanding rapidly as more and more people augment their use of, or replace broadcast television with, streaming video to watch their favorite content on services like Netflix, Amazon Prime, Hulu Plus, HBO Now and Gaia. Gaia’s position in the streaming video landscape is firmly supported by its wide variety of exclusive and unique content, which provides a complementary offering to other mostly entertainment-based streaming video services.  Our original content is developed and produced in-house in our production studios near Boulder, Colorado.  Over 90% of our content is available for streaming exclusively on Gaia to most internet-connected devices.  By offering exclusive and unique content over a streaming service, we believe we will be able to significantly expand our target subscriber base. Our content is specifically targeted to a unique customer base that is interested in alternatives and supplements to the content provided by mainstream media. By offering exclusive and unique content over a streaming service, we believe we will be able to significantly expand our target subscriber base.  Gaia believes the current size of our potential target market represents approximately 15% of internet users that currently pay for a streaming video service.

Growth Drivers

Our core strategy is to grow our streaming subscription business using the following drivers:

•

Investment in Streaming Content – We believe that our investment in streaming content leads to more awareness and viewership of our unique content. This leads to subscriber acquisition and revenue growth, allowing us to invest more into our content library and enabling the growth cycle to continue. By investing in our in-house studios, digital asset management system and digital delivery platforms, we can produce and distribute new digital content at low incremental costs. With our end-to-end production capabilities and unique, exclusive, relationships with thought leaders in our areas of focus, we believe we can develop content much more efficiently than our competitors.

•

Continuous Service Improvements – We have found that incremental improvements in our service and quality enhance our subscriber satisfaction and retention. In October 2016, we relaunched gaia.com with an entirely new technology stack at its core. The new site was built to optimize the speed and performance of streaming video playback, provide a unique and customized site experience for every subscriber and provide the foundation for our planned expansion into foreign languages. We continue to refine our technology, user interfaces, and delivery infrastructure to improve the customer experience.

•

Overall Adoption and Growth of internet TV on Every Screen – Domestically, cable TV subscribers have been declining, while the demand for digital content services accessible on various devices has continued to grow. Gaia is accessible on a broad array of devices, including, but not limited to: Apple TV, iPad, iPhone, Roku, Chromecast, Android devices including phones, tablets and Amazon Fire, laptops, desktop computers and TVs through an HDMI cord. Through this accessibility, we believe that we enhance the value of our service to subscribers as well as position ourselves for continued growth as internet and mobile delivery of content becomes more popular.

•

International Market Expansion – We believe the international streaming segment represents a significant long-term growth opportunity for us as people around the world begin to adopt the viewing behaviors of the U.S. market. Our exclusive worldwide streaming rights allow us to expand internationally by adding foreign language support to our service without having to invest in local foreign operations. Today, approximately 25% of our subscribers are outside of the United States.

•

Complement our Existing Business with Selective Strategic Acquisitions – Our growth strategy is dependent on acquisitions. We will consider strategic acquisitions that complement our existing business, increase our content library, expand our geographical reach, and add to our subscriber base. We will focus on companies with unique media content, a strong brand identity and subscribers that augment our existing subscriber base.

Competitive Strengths

We believe that we differentiate ourselves from our competition and have been able to grow our business through the following demonstrated competitive strengths:

•

Exclusive Content and Ubiquitous Access – We have amassed a library of unique content for which we hold exclusive worldwide streaming distribution rights and have established exclusive relationships with certain key talent in our areas of focus. Over 90% of our titles are available to our subscribers for streaming on virtually any internet-connected device exclusively on Gaia.

•

Gaia Unplugged – We are able to leverage our content licensing and ownership advantage to enable “subscriber download” as part of our subscription. A Gaia subscription allows subscribers to download and view titles in our library without being actively connected to the internet as long as they remain a paying subscriber.

•

Proprietary and Curated Content – Proprietary and curated content lies at the core of our business model. Our media offerings introduce customers to us and help establish us as an authority in the conscious media market. Our in-house produced and owned content represents approximately 80% of our subscribers’ viewing time. Our licensed content has initial terms ranging from 3 to 20 years. With the growth in demand for digital rights, we expect that our large library of produced and acquired content combined with our internal production capabilities will be a key driver in our ability to grow efficiently and act as a hedge against the rising costs of digital rights.

•

International Rights – The strength of our proprietary content library created by our original content production strategy and our unique approach to content licensing have provided us with a library of niche content to which we hold exclusive worldwide distribution rights that we believe would be difficult to acquire in today’s market. By obtaining these rights, we have created a significant barrier to entry for competitors in our content niches and have given ourselves the potential to reach a worldwide subscriber base with no additional licensing costs. Based on viewership, approximately 90% of our library is available worldwide.

•

Unique Subscriber Base – We believe that our unique and exclusive content allows us to cater to a subscriber base that traditional media companies have mostly ignored. We believe this subscriber base can be significantly expanded as more and more people enter our niche categories and begin accessing streaming content over the internet.

•

Unique Content Strength – We believe that our unique focus, combined with our content exclusivity, positions us as a complementary service to larger streaming video providers who are primarily entertainment driven. In addition, this focus has allowed an opportunity for significant advantages:

•	Yoga, we have an established consumer brand, a vast library of popular content, and knowledge and expertise on developing new content.

•

Transformation, we bring a unique focus to an otherwise crowded field. This channel empowers subscribers through programs about alternative and integrative medicines, holistic healing, longevity, meditation, and other shows on conscious topics that puts Gaia in the center of a rapidly growing market.

•	Seeking Truth, Gaia offers category-leading talent that enables us to draw the most popular and authentic speakers, authors and experts in the alternative media world.

Corporate Information

Gaia, previously known as Gaiam, Inc., was incorporated under the laws of the State of Colorado on July 7, 1988. Our principal executive offices are located at 833 West South Boulder Road, Louisville, Colorado 80027, and our telephone number is (303) 222-3600.  Our website address is www.gaia.com.  The information contained on our website or that can be accessed through our website is not part of this prospectus supplement and the accompanying prospectus.

THE OFFERING

Class A common stock offered:	2,333,333 shares

Class A common stock to be outstanding after this offering:	12,103,294 shares

Class B common stock to be outstanding after this offering:	5,400,000 shares

Option to purchase additional shares:	We have granted the underwriters a 30-day option to purchase up to an additional 350,000 shares of our Class A common stock to cover over-allotments, if any.

Use of proceeds:	We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital. See “Use of Proceeds.”

Nasdaq Global Market symbol:	“GAIA.”

Risk factors:

Investing in our Class A common stock involves certain risks, which are described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2017.

The number of shares of our Class A common stock and Class B common stock shown above to be outstanding after this offering is based on 9,769,961 shares of Class A common stock and 5,400,000 shares of Class B common stock outstanding as of December 31, 2017, and excludes:

•	567,100 shares of Class A common stock issuable upon exercise of outstanding options at a weighted average exercise price of $7.67 per share as of December 31, 2017;
•	869,248 shares of Class A common stock issuable upon vesting of restricted stock units outstanding as of December 31, 2017; and
•	1,563,652 shares of Class A common stock reserved for future awards and issuances under our equity incentive plans as of December 31, 2017.

Unless otherwise indicated, the information in this prospectus supplement assumes no exercise of outstanding stock options or vesting of restricted stock units subsequent to December 31, 2017, and no exercise by the underwriters of their option to purchase additional shares.

RISK FACTORS

An investment in our Class A common stock involves a high degree of risk. Before making an investment decision, you should consider carefully the risks described below and under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, together with all of the other information contained in this prospectus supplement, the accompanying prospectus, our filings with the Securities and Exchange Commission, or SEC, that we have incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations and future prospects would likely be materially and adversely affected. In these circumstances, the market price of our Class A common stock would likely decline, and you may lose all or part of your investment.

Risks Relating to the Company

If our efforts to attract and retain subscribers are not successful, our business will be adversely affected.

We have experienced significant subscriber growth since we began our subscription business in 2007. Our ability to continue to attract subscribers will depend in part on our ability to consistently provide our subscribers with a valuable and quality streaming experience. Furthermore, the relative service levels, content offerings, pricing and related features of our competitors may adversely impact our ability to attract and retain subscribers. We compete for screen viewing time with multichannel video programming distributors providing free-on-demand content through authenticated internet applications, internet-based movie and TV content providers, including both those that provide legal and illegal (or pirated) streaming video content, and streaming video retail stores, among others. If consumers do not perceive our service offering to be of value, or if we introduce new or adjust existing features or change the mix of content in a manner that is not favorably received by them, we may not be able to attract and retain subscribers.

In addition, many of our subscribers originate from word-of-mouth advertising from existing subscribers. If our efforts to satisfy our existing subscribers are not successful, we may not be able to attract new subscribers, and as a result, our ability to maintain and/or grow our business will be adversely affected. Subscribers cancel our service for many reasons, including a perception that they do not use the service sufficiently, the need to cut household expenses, unsatisfactory availability of content, competitive services providing a better value or experience and customer service issues not satisfactorily resolved. We must continually add new subscribers both to replace subscribers who cancel and to grow our business beyond our current subscriber base. If too many of our subscribers cancel our service, or if we are unable to attract new subscribers in numbers sufficient to sustain and grow our business, our operating results will be adversely affected. If we are unable to successfully compete with current and new competitors in both retaining our existing subscribers and attracting new subscribers, our business will be adversely affected. Further, if excessive numbers of subscribers cancel our service, we may be required to incur significantly higher marketing expenditures than we currently anticipate in order to replace these subscribers with new subscribers.

If we are unable to compete effectively, our business will be adversely affected.

The market for streaming content is intensely competitive and subject to rapid change. New technologies and evolving business models for delivery of streaming content continue to develop at a fast pace. Through new and existing distribution channels, consumers are afforded various means for consuming streaming content. The various economic models underlying these differing means of streaming content delivery include subscription, transactional, ad-supported and piracy-based models. All of these have the potential to capture meaningful segments of the streaming content market. Several competitors have longer operating histories, larger customer bases, and stronger brand recognition than we do and have significant financial, marketing and other resources. They may secure better terms from suppliers, adopt more aggressive pricing and devote more resources to technology and marketing. New entrants may enter the market with unique service offerings or approaches to providing streaming content and other companies also may enter into business combinations or alliances that strengthen their competitive positions. If we are unable to successfully compete with current and new competitors, programs and technologies, our business will be adversely affected, and we may not be able to increase market share and revenues, and achieve profitability.

We could be harmed by data loss or other security breaches.

As a result of our services being internet-based and the fact that we process, store, and transmit data, including personal information, for our customers, failure to prevent or mitigate data loss or other security breaches, including breaches of our suppliers’ technology and systems, could expose us or our customers to a risk of loss or misuse of such information, adversely affect our operating results, result in litigation or potential liability for us, and otherwise harm our business. We use third-party technology and systems for a variety of reasons, including, without limitation, encryption and authentication technology, employee email, content delivery to customers, back-office support, and other functions. Although we have implemented systems and processes that are designed to protect customer information and prevent data loss and other security breaches, including systems and processes designed to reduce the impact of a security breach at a third-party supplier, such measures cannot provide absolute security.

We have had operating losses, and we cannot assure future profitability.

We reported losses from continuing operations of $23.7 million, $10.8 million and $9.0 million for fiscal years 2017, 2016 and 2015, respectively (excluding the results from operations we sold including a pre-tax gain of $124.8 million in 2016). We cannot assure you that we will operate profitably in future periods and, if we do not, we may not be able to meet any future debt service requirements, working capital requirements, capital expenditure plans, production slate, acquisition plans or other cash needs. Our inability to meet those needs could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

If we are not able to manage change and growth, our business could be adversely affected.

We are expanding our operations internationally, scaling our streaming service to effectively and reliably handle anticipated growth in both subscribers and features related to our service, as well as continuing to provide our Spiritual Cinema Circle monthly DVD subscription offerings for an additional fee. As we expand internationally, we are managing our business to address varied content offerings, consumer customs and practices, in particular those dealing with e-commerce and internet video, as well as differing legal and regulatory environments. As we scale our streaming service, we are developing technology and utilizing third-party internet-based or “cloud” computing services. If we are not able to manage the growing complexity of our business, including improving, refining or revising our systems and operational practices related to our streaming operations, our business could be adversely affected.

If our efforts to build unique brand identity and improve subscriber satisfaction and loyalty are not successful, we may not be able to attract or retain subscribers, and our operating results may be adversely affected.

We must continue to build and maintain a unique brand identity. We believe that a unique brand identity will be important in attracting and retaining subscribers who have a number of choices from which to obtain streaming content. To build a unique brand identity we believe we must continue to offer content and service features that our subscribers value and enjoy. We also believe that these must be coupled with effective consumer communications, such as marketing, customer service and public relations. If our efforts to promote and maintain our brand identity are not successful, our ability to attract and retain subscribers may be adversely affected. Such a result may adversely affect our operating results.

With respect to our expansion into international markets, we will also need to establish our brand identity in new markets and languages, and to the extent we are not successful, our business in new markets may be adversely impacted.

Changes in our subscriber acquisition sources could adversely affect our marketing expenses and subscriber levels may be adversely affected.

We utilize a broad mix of marketing and public relations programs, including social media websites such as Facebook and Twitter, to promote our service to potential new subscribers. We may limit or discontinue use or support of certain marketing sources or activities if advertising rates increase or if we become concerned that subscribers or potential subscribers deem certain marketing practices intrusive or damaging to our brand. If available marketing channels are limited or curtailed, our ability to attract new subscribers may be adversely affected.

Companies that currently promote our services may cease promoting our services, may determine to compete more directly with our business or enter a similar business, or may decide to exclusively support our competitors. If we no longer have access to such marketing channels, our marketing efforts may be adversely affected. If we are unable to maintain or replace our sources of subscribers with similarly effective sources, or if the cost of our existing sources increases, our subscriber levels and marketing expenses may be adversely affected.

We face risks, such as unforeseen costs, and potential liabilities in connection with content we produce, license and/or distribute through our service.

As a distributor of content, we face potential liability for negligence, copyright or trademark infringement or other claims based on the nature and content of materials that we produce, license and/or distribute. We also face potential liability for content used in promoting our service, including marketing materials and features on our website such as subscriber reviews.

We are responsible for production costs and other expenses related to our original content. We also take on risks associated with this production, such as completion and key talent risk. To the extent we do not accurately anticipate costs or mitigate risks, or if we become liable for content we produce, license and/or distribute, our business may suffer. Litigation to defend these claims could be costly and the expenses and damages arising from any liability or unforeseen production risks could harm our results of operations. We may not be indemnified to cover claims or costs of these types and we may not have insurance coverage for these types of claims.

We rely upon a number of partners to offer instant streaming of content to various devices.

We currently offer subscribers the ability to receive streaming content through a host of internet-connected devices, including internet-enabled TVs, digital video players and mobile devices. We intend to continue to broaden our capability to instantly stream content to other platforms over time. If we are not successful in maintaining existing and creating new relationships, or if we encounter technological, content licensing or other impediments to our streaming content, our ability to grow our business could be adversely impacted.

We have entered into agreements with certain consumer electronics partners, pursuant to which each makes available an “app” for viewing our content on its hardware platform. Our agreements with our consumer electronics partners are typically between one and three years in duration and our business could be adversely affected if, upon expiration, our partners do not continue to provide access to our service or are unwilling to do so on terms acceptable to us, which terms may include the degree of accessibility and prominence of our service.

Furthermore, the devices consumers use to access our content are manufactured and sold by entities other than Gaia and the devices’ performance and the connection between these devices and our service may result in consumer dissatisfaction that could result in claims against us or otherwise adversely impact our business. In addition, technology changes to our streaming functionality may require that partners update their devices. If partners do not update or otherwise modify their devices, our service and our subscribers’ use and enjoyment could be negatively impacted.

Any significant disruption in our network or information systems or those of third parties that we utilize in our operations could result in a loss or degradation of service and could adversely impact our business.

Our reputation and ability to attract, retain and serve our subscribers is dependent upon the reliable performance of our network and information systems and those of third parties that we utilize in our operations. We experience occasional system interruptions and delays that make our websites and services unavailable or slow to respond and prevent us from efficiently providing services to our customers, which may reduce the attractiveness of our services. If we are unable to effectively upgrade our systems and network infrastructure, and take other steps to improve the efficiency of our systems, it could cause system interruptions or delays and adversely affect our operating results.

Our systems may be subject to damage or interruption from adverse weather conditions, natural disasters, terrorist attacks, power loss, telecommunications failures, computer viruses, computer denial of service attacks, or other attempts to harm these systems. Interruptions in these systems, or to the internet in general, could make our service unavailable or degraded or otherwise hinder our ability to deliver content to our subscribers. Service interruptions, errors in our software or the unavailability of network or information systems used in our operations could diminish the overall attractiveness of our subscribership service to existing and potential subscribers.

We utilize third-party internet-based or “cloud” computing services in our business operations. We also utilize third-party content delivery networks to help us stream content in high volume to our subscribers over the internet. Problems with these systems faced by us or our service providers, including technological or business-related disruptions, could adversely impact the experience of our subscribers.

Any significant disruption in or unauthorized access to our network or information systems or those of third parties that we utilize in our operations arising from cyber-attacks could result in a loss or degradation of service, unauthorized disclosure of data (including subscriber and corporate information), or theft of intellectual property, including digital content assets, which could adversely impact our business.

Our network and information systems and those of third parties we use in our operations are vulnerable to cybersecurity risks, including cyber-attacks such as computer viruses, denial of service attacks, physical or electronic break-ins and similar disruptions. These systems may experience directed attacks intended to lead to interruptions and delays in our service and operations as well as loss, misuse or theft of data. Any successful attempt by hackers to obtain our data (including subscribers and corporate information) or intellectual property (including digital content assets), disrupt our service, or otherwise access our systems (or those of third parties we use), could harm our business, be expensive to remedy and damage our reputation. We have implemented certain systems and processes to thwart hackers and protect our data and systems. To date hackers have not had a material impact on our service or systems, although a risk remains that hackers may be successful in the future. Our insurance does not cover expenses related to such disruptions or unauthorized access. Efforts to prevent hackers from disrupting our service or otherwise accessing our systems are expensive to implement and may limit the functionality of or otherwise negatively impact our service offering and systems. Any significant disruption to our service or access to our systems could result in a loss of subscribers and adversely affect our business and results of operations.

Our reputation and relationships with subscribers would be harmed if our subscriber data, particularly payment data, were to be accessed by unauthorized persons.

We maintain personal data regarding our subscribers, including names and payment data. This data is maintained on our own systems as well as that of third parties we use in our operations. With respect to payment data, such as credit and debit card numbers, we rely on licensed encryption and authentication technology to secure such information. We take measures to protect against unauthorized intrusion into our subscribers’ data. Despite these measures we, our payment processing services or other third-party services we use, could experience an unauthorized intrusion into our subscribers’ data. In the event of such a breach, current and potential subscribers may become unwilling to provide the information to us necessary for them to become subscribers. Additionally, we could face legal claims or regulatory fines or penalties for such a breach. The costs relating to any data breach could be material, and we currently do not carry insurance against the risk of a data breach. For these reasons, should an unauthorized intrusion into our subscribers’ data occur, our business could be adversely affected.

We rely on our proprietary technology to stream content and to manage other aspects of our operations, and the failure of this technology to operate effectively could adversely affect our business.

We continually enhance or modify the technology used for our operations. We cannot be sure that any enhancements or other modifications we make to our operations will achieve the intended results or otherwise be of value to our subscribers. Future enhancements and modifications to our technology could consume considerable resources. If we are unable to maintain and enhance our technology to manage the streaming of content to our subscribers in a timely and efficient manner, or if our technology or that of third parties we utilize in our operations fails or otherwise operates improperly, our ability to retain existing subscribers and to add new subscribers may be impaired. Also, any harm to our subscribers’ personal computers or other devices caused by software used in our operations could have an adverse effect on our business, results of operations and financial condition.

Changes in how network operators handle and charge for access to data that travel across their networks could adversely impact our business.

We rely upon the ability of consumers to access our service through the internet. To the extent that network operators implement usage-based pricing, including meaningful bandwidth caps, or otherwise try to monetize access to their networks by data providers, we could incur greater operating expenses and our subscriber acquisition and retention could be negatively impacted. Furthermore, to the extent network operators were to create tiers of internet access service and either charge us for, or prohibit us from, being available through these tiers, our business could be negatively impacted.

Increases in payment processing fees, changes to operating rules, the acceptance of new types of payment methods or payment fraud could increase our operating expenses and adversely affect our business and results of operations.

Our subscribers pay for our services predominately using credit and debit cards. Our acceptance of these payment methods requires our payment of certain fees. From time to time, these fees may increase, either as a result of rate changes by the payment processing companies or as a result of a change in our business practices which increase the fees on a cost-per-transaction basis. Such increases may adversely affect our results of operations.

We are subject to rules, regulations and practices governing our accepted payment methods. These rules, regulations and practices could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept these payment methods, and our business and results of operations would be adversely affected.

We accept payment methods other than credit and debit cards. As our service continues to evolve and expand internationally, we will likely continue to explore accepting various forms of payment, which may have higher fees and costs than our currently accepted payment methods. If more consumers utilize higher cost payment methods, our payment costs could increase and our results of operations could be adversely impacted.

In addition, we do not obtain signatures from subscribers in connection with their use of payment methods. To the extent we do not obtain subscribers’ signatures, we may be liable for fraudulent payment transactions, even when the associated financial institution approves payment of the orders. From time to time, fraudulent payment methods are used to obtain service. While we do have safeguards in place, we nonetheless experience some fraudulent transactions. We do not currently carry insurance against the risk of fraudulent payment transactions. A failure to adequately control fraudulent payment transactions would harm our business and results of operations.

If our trademarks and other proprietary rights are not adequately protected to prevent unauthorized use or appropriation, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.

We rely and expect to continue to rely on a combination of confidentiality and license agreements with our employees, consultants and third parties with whom we have relationships, as well as trademark, copyright and trade secret protection laws, to protect our proprietary rights. We may also seek to enforce our proprietary rights through court proceedings. We may file trademark applications from time to time. These applications may not be approved, third parties may challenge any trademarks issued to or held by us, third parties may knowingly or unknowingly infringe our trademarks and other proprietary rights, and we may not be able to prevent infringement or misappropriation without substantial expense to us.

We currently hold various domain names, including www.gaia.com and www.gaiamtv.com. Failure to protect our domain names could adversely affect our reputation and make it more difficult for users to find our website and our service. We may be unable, without significant cost or at all, to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights.

Intellectual property claims against us could be costly and result in the loss of significant rights related to, among other things, our website, title selection processes and marketing activities.

Our intellectual property rights extend to our technology, business processes and the content on our website. We use the intellectual property of third parties in marketing and providing our services through contractual and other rights. From time to time, third parties may allege that we have violated their intellectual property rights. If we are unable to obtain sufficient rights, successfully defend our use, or develop non-infringing technology and content or otherwise alter our business practices on a timely basis in response to claims of infringement, misappropriation, misuse or other violation of third-party intellectual property rights, our business and competitive position may be adversely affected.

Many companies devote significant resources to developing patents that could potentially affect many aspects of our business. There are numerous patents that broadly claim means and methods of conducting business on the internet. We have not searched patents relative to our technology. Defending ourselves against intellectual property claims, whether they are with or without merit or are determined in our favor, will result in costly litigation and diversion of technical and management personnel. Infringement claims also may result in our inability to use our current website, streaming technology, our recommendation and personalization technology or inability to market our service. As a result of disputes, we may have to develop non-infringing technology, enter into royalty or licensing agreements, adjust our merchandising or marketing activities or take other actions to resolve the claims. These actions, if required, may be costly or unavailable on terms acceptable to us.

Piracy of video, including digital and internet piracy, could adversely affect our business.

Video piracy is extensive in many parts of the world and is made easier by technological advances and the conversion of video into digital formats. This trend facilitates the creation, transmission and sharing of high quality unauthorized copies of content on DVDs, Blu-ray discs, and the internet. We may have to implement elaborate and costly security and anti-piracy measures, which could result in significant expenses and losses of revenue. We cannot assure you that security and anti-piracy measures will prevent the piracy of our content. The proliferation of unauthorized copies of these products could have an adverse effect on our business, because these products could reduce the revenues we receive from our subscription service.

Our online activities are subject to a variety of laws and regulations relating to privacy which, if violated, could subject us to an increased risk of litigation and regulatory actions.

In addition to our websites and applications, we use third-party applications, websites, and social media platforms to promote our service and engage consumers, as well as monitor and collect certain information about users of our service. There are a variety of laws and regulations governing individual privacy and the protection and use of information collected from such individuals, particularly in relation to an individual’s personally identifiable information (e.g., credit card numbers). Many foreign countries have adopted similar laws governing individual privacy, some of which are more restrictive than similar U.S. laws. If our online activities were to violate any applicable current or future laws and regulations, we could be subject to litigation and regulatory actions, including fines and other penalties.

We may be subject to litigation which, if adversely determined, could cause us to incur substantial losses.

From time to time during the normal course of operating our businesses, we are subject to various litigation claims and legal disputes. Some of the litigation claims may not be covered under our insurance policies, or our insurance carriers may seek to deny coverage. As a result, we might be required to incur significant legal fees, which may have a material adverse effect on our financial position. In addition, because we cannot accurately predict the outcome of any dispute, it is possible that, as a result of current and/or future litigation, we will be subject to adverse judgments or settlements that could significantly reduce our earnings or result in losses.

We may face legal liability for the content contained on our website.

We could face legal liability for defamation, negligence, copyright, patent or trademark infringement, personal injury or other claims based on the nature and content of materials that we publish or distribute on our website. If we are held liable for damages for the content on our website, our business may suffer. Allegations of impropriety, even if unfounded, could therefore have a material adverse effect on our reputation and our business.

If government regulations relating to the internet or other areas of our business change, we may need to alter the manner in which we conduct our business, or incur greater operating expenses.

The adoption or modification of laws or regulations relating to the internet or other areas of our business could limit or otherwise adversely affect the manner in which we currently conduct our business. In addition, the continued growth and development of the market for online commerce may lead to more stringent consumer protection laws, which may impose additional burdens on us. If we are required to comply with new regulations or legislation or new interpretations of existing regulations or legislation, this compliance could cause us to incur additional expenses or alter our business model.

The adoption of any laws or regulations that adversely affect the growth, popularity or use of the internet, including laws impacting internet neutrality, could decrease the demand for our service and increase our cost of doing business. If internet neutrality rules are rejected, broadband internet access providers may be able to charge web-based services such as ours for priority access to customers, which could result in increased costs and a loss of existing users, impairment of our ability to attract new users, and material adverse effects on our business and opportunities for growth. Additionally, as we expand internationally, government regulation concerning the internet, and in particular, network neutrality, may be nascent or non-existent. Within such a regulatory environment, coupled with potentially significant political and economic power of local network operators, we could experience discriminatory or anti-competitive practices that could impede our growth, cause us to incur additional expense or otherwise negatively affect our business.

We could be subject to economic, political, regulatory and other risks arising from international operations.

Operating in international markets requires significant resources and management attention and will subject us to regulatory, economic and political risks that may be different from and incremental to those in the United States. In addition to the risks that we face in the United States, our international operations may involve risks that could adversely affect our business, including the following: the need to adapt our content and user interfaces for specific cultural and language differences, including licensing a certain portion of our content library before we have developed a full appreciation for its performance within a given territory; difficulties and costs associated with staffing and managing foreign operations; management distraction; political or social unrest and economic instability; compliance with U.S. laws, such as the Foreign Corrupt Practices Act, export controls and economic sanctions, and local laws prohibiting corrupt payments to government officials; unexpected changes in regulatory requirements; less favorable foreign intellectual property laws; adverse tax consequences such as those related to repatriation of cash from foreign jurisdictions into the United States, non-income related taxes such as value-added tax or other indirect taxes, changes in tax laws or their interpretations, or the application of judgment in determining our global provision for income taxes and other tax liabilities given inter-company transactions and calculations where the ultimate tax determination is uncertain; fluctuations in currency exchange rates, which could impact revenues and expenses of our international operations and expose us to foreign currency exchange rate risk; profit repatriation and other restrictions on the transfer of funds; differing payment processing systems as well as consumer use and acceptance of electronic payment methods, such as credit and debit cards; new and different sources of competition; different and more stringent user protection, data protection, privacy and other laws; and availability of reliable broadband connectivity and wide area networks in targeted areas for expansion.

Our failure to manage any of these risks successfully could harm our international operations and our overall business, and results of our operations.

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common shareholders.

From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. Our cash flows provided by our operating activities have been negative in each of the last two years, primarily as a result of our decision to increase the amount expended on marketing and expanding our subscriber base. To the extent our cash flows from operations continue to be negative, we anticipate seeking additional capital. The decision to obtain additional capital will depend on, among other things, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, our shareholders may experience dilution, and such securities may have rights, preferences or privileges senior to the rights of our common stock.  Any large equity or equity-linked offering could also negatively impact our stock price.

We may lose key employees or may be unable to hire qualified employees.

We rely on the continued service and performance of our senior management, including in particular Jirka Rysavy, our Chairman, CEO and founder. In our industry, there is substantial and continuous competition for highly skilled business, product development, technical and other personnel. Hiring qualified management is difficult due to the limited number of qualified professionals in the industry in which we operate. Failure to recruit, attract and retain personnel, particularly management personnel, could materially harm our business, financial condition, and results of operations.

We may face quarterly and seasonal fluctuations that could harm our business.

Our revenues and results of operations have fluctuated in the past, and will likely continue to fluctuate, on a quarterly basis. Such fluctuation is the result of a seasonal pattern that reflects variations when consumers buy internet-connected devices and, as a result, tend to increase their viewing, similar to those of general video streaming services. Our subscriber growth is generally greatest in the fourth and first quarters (October through March), and slowest in the May through August period.

Acquisitions and new initiatives may harm our financial results.

We have historically expanded our operations in part through strategic acquisitions and through new initiatives that we generate. We cannot accurately predict the timing, size and success of these efforts. Our acquisition and new initiative strategies involve significant risks that could inhibit our growth and negatively impact our operating results, including the following: our ability to identify suitable acquisition candidates or new initiatives at acceptable prices; our ability to complete the acquisitions of candidates that we identify or develop our new initiatives; our ability to compete effectively for available acquisition opportunities; increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our acquisition criteria; diversion of management’s attention to expansion efforts; unanticipated costs and contingent liabilities associated with acquisitions and new initiatives; failure of acquired businesses or new initiatives to achieve expected results; our failure to retain key customers or personnel of acquired businesses and difficulties entering markets in which we have no or limited experience. In addition, the size, timing and success of any future acquisitions and new initiatives may cause substantial fluctuations in our operating results from quarter to quarter. Consequently, our operating results for any quarter may not be indicative of the results that may be achieved for any subsequent quarter or for a full fiscal year. These fluctuations could adversely affect our results.

Our founder, chairman and CEO, Jirka Rysavy, has voting control over our company.

Mr. Rysavy holds 100% of our 5,400,000 outstanding shares of Class B common stock and also owns 348,682 shares of Class A common stock. The shares of Class B common stock are convertible into shares of Class A common stock at any time. Each share of Class B common stock has ten votes per share, and each share of Class A common stock has one vote per share. Consequently, Mr. Rysavy holds approximately 85% of our voting stock (approximately 82% of our voting stock after this offering) and is able to exert substantial influence and to control matters requiring approval by shareholders, including the election of directors, increasing our authorized capital stock, or a merger or sale of substantially all of our assets. As a result of Mr. Rysavy’s control of us, no change of control can occur without Mr. Rysavy’s consent.

Our business is subject to reporting requirements that continue to evolve and change, which could continue to require significant compliance effort and resources.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and NASDAQ, periodically issue new requirements and regulations. Legislative bodies also review and revise applicable laws. As interpretation and implementation of these laws and rules and promulgation of new regulations continues, we will continue to be required to commit significant financial and managerial resources and incur additional expenses.

Liability relating to environmental matters may impact the value of our real property.

We may be subject to environmental liabilities arising from our ownership of real property. Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances.

The presence of hazardous substances on real property owned by us may adversely affect our ability to sell such real property and we may incur substantial remediation costs, thus harming our financial condition. The discovery of material environmental liabilities attached to such real property could adversely affect our results of operations and financial condition.

Any of these events, in combination or individually, could disrupt our business and adversely affect our business, financial condition, results of operations and cash flows.

Risk Relating to this Offering

Our management has broad discretion in the use of proceeds from this offering and may not use them in ways that enhance our financial results or the price of our Class A common stock.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our shareholders may not agree with or that do not yield a favorable return. You will not have the opportunity, as part of your investment decision, to assess whether we will use the proceeds appropriately. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

If you purchase our Class A common stock in this offering, you will experience immediate and substantial dilution in your investment. You may experience further dilution as a result of future equity offerings.

Because the public offering price per share in this offering is substantially higher than the net tangible book value per share of our Class A common stock, you will suffer immediate and substantial dilution in the net tangible book value of the Class A common stock you purchase in this offering. Based upon the public offering price of $15.00 per share, and our net tangible book value as of December 31, 2017, if you purchase shares in this offering, you will suffer immediate and substantial dilution of $8.80 per share in the net tangible book value of the Class A common stock purchased. For a more detailed discussion of the dilution you will incur in connection with this offering, see “Dilution.”

In order to raise additional capital, we may at any time offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our Class A common stock, or securities convertible or exchangeable into Class A common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “strive,” “future,” “intend” and similar expressions as they relate to Gaia or its management are intended to identify such forward-looking statements.  These forward-looking statements, including, but not limited to, the statements in this prospectus supplement and in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus, are not based on historical fact, but rather reflect our current expectations concerning future results and events.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements.  Risks and uncertainties that could cause actual results to differ are included in our quarterly reports on Form 10-Q, annual report on Form 10-K and current reports on Form 8-K filed with the SEC.  See “Where You Can Find More Information.”  We caution you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect our management’s view only as of the date of this prospectus supplement.

We do not have a policy of updating or revising forward-looking statements, and we assume no obligation to update any forward-looking statements contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus as a result of new information or future events or developments.  Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the Class A common stock to be sold by this prospectus supplement will be approximately $32.3 million, or approximately $37.2 million if the underwriters exercise their option to purchase additional shares to cover over-allotments, if any, after deducting the underwriting discounts and commissions and estimated offering expenses of this offering.  We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital.

DILUTION

Purchasers of Class A common stock in this offering will experience immediate dilution to the extent of the difference between the public offering price per share and the net tangible book value per share of our Class A common stock immediately after this offering.

Our net tangible book value as of December 31, 2017 was approximately $76.2 million, or $5.01 per share of Class A common stock. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Class A common stock and Class B common stock outstanding.

After giving effect to the sale of 2,333,333 shares of Class A common stock offered by us in this offering at the public offering price of $15.00 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses, our as adjusted net tangible book value as of December 31, 2017 would have been approximately $108 million, or $6.20 per share. This represents an immediate increase in net tangible book value of $1.19 per share to our existing shareholders and an immediate dilution in net tangible book value of $8.80 per share to purchasers of our Class A common stock in this offering, as illustrated by the following table:

Public offering price per share		$15.00
Net tangible book value per share as of December 31, 2017	$5.01
Increase in net tangible book value per share attributable to new investors	$1.19
As adjusted net tangible book value per share after this offering		$6.20
Dilution per share to new investors participating in this offering		$8.80

If the underwriters fully exercise their option to purchase up to 350,000 additional shares, as adjusted net tangible book value after this offering would increase to approximately $6.35 per share, and there would be an immediate dilution of approximately $8.65 per share to new investors.

The above discussion and table are based on 9,769,961 shares of Class A common stock and 5,400,000 shares of Class B common stock outstanding on December 31, 2017, and excludes 567,100 shares issuable upon the exercise of outstanding stock options under the Company’s long-term equity incentive plan at a weighted average exercise price of $7.67 per share as of December 31, 2017, and 869,248 shares of Class A common stock issuable upon vesting of restricted stock units outstanding as of December 31, 2017.

To the extent that any of these shares are issued upon exercise of outstanding options, vesting of restricted stock units or otherwise, investors purchasing our Class A common stock in this offering may experience further dilution.  In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of shares of Class A common stock or convertible other securities convertible into our Class A common stock, the issuance of these securities could result in further dilution to our shareholders.

UNDERWRITING

We have entered into an underwriting agreement with B. Riley FBR, Inc., as representative of the underwriters, with respect to the shares of Class A common stock being offered by this prospectus supplement. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of shares of our Class A common stock set forth opposite its name below.

Underwriter	Number of Shares
B. Riley FBR, Inc.	1,633,333
Lake Street Capital Markets, LLC	525,000
Dougherty & Company LLC	175,000
Total	2,333,333

The underwriters are offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to other conditions, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates. The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Certain of our directors and executive officers have agreed to purchase an aggregate of 134,733 shares of our Class A common stock in this offering.

Option to Purchase Additional Shares

We have granted to the underwriters an option to purchase up to 350,000 additional shares of Class A common stock at the public offering price, less the underwriting discount. This option is exercisable for a period of 30 days.  To the extent that the underwriters exercise this option, the underwriters will purchase additional shares from us in approximately the same proportion as shown in the table above.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and to contribute to payments the underwriters may be required to make in respect thereof.

Discounts and commissions

The underwriters propose to offer the shares of Class A common stock to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may offer the shares of Class A common stock to securities dealers at the public offering price less a concession not in excess of $0.54 per share. No reduction will change the amount of proceeds to be received by us as indicated on the cover page of this prospectus supplement. The shares of Class A common stock are offered by the underwriters as stated in this prospectus supplement, subject to receipt and acceptance and subject to their right to reject any order in whole or in part. If all the shares are not sold at the public offering price, the underwriters may change the offering price and selling terms.

The following table summarizes the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. With respect to the 134,773 shares sold to our insiders, the underwriters will receive no discount. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Total
	Per Share	Without Over- Allotment	With Over- Allotment
Public offering price	$15.00	$34,999,995	$40,249,995
Underwriting discounts and commissions	$ .90	$ 1,978,704	$2,293,704
Proceeds, before expenses, to us	$14.10	$33,021,291	$37,956,291

We have agreed to reimburse the underwriters for certain reasonable costs and expenses incurred in connection with the offering, including certain reasonable and documented fees and expenses of their counsel (up to $25,000 in the aggregate).  In addition, we have agreed to pay the Representative a bonus of $50,000 and we have agreed to pay Lake Street Capital Markets, LLC, one of the underwriters in this offering, a financial advisory fee of $50,000. We estimate that the total expenses payable by us in connection with this offering, excluding the underwriting discounts and commissions, will be approximately $700,000.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member will not exceed 8% of the aggregate proceeds of the offering.

Discretionary accounts

The underwriters do not intend to confirm sales of the shares to any accounts over which they have discretionary authority.

Lock-up agreements

Pursuant to certain “lock-up” agreements, we and our executive officers and directors have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act of 1933, as amended, relating to, any Class A common stock or securities convertible into or exchangeable or exercisable for any Class A common stock without the prior written consent of the representative, for a period of 90 days after the date of the pricing of the offering.

Other relationships

Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees.

Listing

Our Class A common stock is listed on the NASDAQ Global Market under the symbol “GAIA.”

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

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Stabilizing transactions permit bids to purchase shares of Class A common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the Class A common stock while the offering is in progress.

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Overallotment transactions involve sales by the underwriters of shares of Class A common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the option. In a naked short position, the number of shares involved is greater than the number of shares in the option. The underwriters may close out any short position by exercising their option and/or purchasing shares in the open market.

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Syndicate covering transactions involve purchases of Class A common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the option. If the underwriters sell more shares than could be covered by exercise of the option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the Class A common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of our Class A common stock. As a result, the price of our Class A common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our Class A common stock. These transactions may be effected on the NASDAQ Global Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Financial Advisor

We have engaged Roth Capital Partners, LLC, or Roth, as our financial advisor in connection with this offering. Roth provided general financial advisory services to us related to this offering and is not engaging in the solicitation or distribution of the shares or otherwise “participating” in the offering within the meaning of FINRA Rule 5110. As compensation for its financial advisory services, we have agreed to pay Roth a cash fee equal to $225,000.

Passive market making

In connection with this offering, the underwriters may engage in passive market making transactions in our Class A common stock on the NASDAQ Global Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of Class A common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, such bid must then be lowered when specified purchase limits are exceeded.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters participating in this offering and one or more of underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which the accompanying prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our common stock in any jurisdiction where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Canada.   The Class A common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

United Kingdom. Each of the underwriters has represented and agreed that:

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it has not made or will not make an offer of the securities to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended), or the FSMA, except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or FSA;

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and

•	it has complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area. In relation to each Member State of the European Economic Area, or EEA, that has implemented the European Prospectus Directive (each, a “Relevant Member State”), an offer of our shares may not be made to the public in a Relevant Member State other than:

•	to any legal entity which is a qualified investor, as defined in the European Prospectus Directive;
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to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the European Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the European Prospectus Directive;

provided that no such offer of our shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the European Prospectus Directive or supplement prospectus pursuant to Article 16 of the European Prospectus Directive.

For the purposes of this description, the expression an “offer to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that Relevant Member State by any measure implementing the European Prospectus Directive in that member state, and the expression “European Prospectus Directive’’ means Directive 2003/71/EC (and amendments hereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant   Member State. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

LEGAL MATTERS

The validity of the Class A common stock offered by this prospectus supplement will be passed upon for us by Bartlit Beck Herman Palenchar & Scott LLP, Denver, Colorado. The underwriters are being represented in connection with this offering by the NBD group, Los Angeles, California.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included In Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2017, have been so incorporated in reliance on the report of EKS&H LLLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public from the SEC’s website at www.sec.gov.  You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549.  You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address.  Please call the SEC at 1-800-SEC-0330 or visit www.sec.gov for further information on the public reference room.  Information about us, including our SEC filings, is also available on our website at www.gaia.com; however, that information is not a part of this prospectus supplement or the accompanying prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement or the accompanying prospectus.  We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 27, 2018;
•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017, from our proxy statement for our 2018 Annual Meeting of Shareholders filed with the SEC on March 16, 2018; and

•

the description of our Class A common stock contained in our registration on Form 8-A, filed with the SEC on October 1, 1999, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.

In addition, we incorporate by reference any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus supplement.  These documents may include annual, quarterly and current reports, as well as proxy statements.  Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.  You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Gaia, Inc.

Attention: Investor Relations

833 West South Boulder Road

Louisville, Colorado 80027

(303) 222-3600

PROSPECTUS

GAIA, INC.

5,000,000 shares

Class A Common Stock

We may offer and sell from time to time in one or more offerings up to 5,000,000 shares of Class A common stock of Gaia.

Our Class A common stock is traded on the Nasdaq Global Market under the symbol “GAIA.” The last reported sale price of our Class A common stock on the Nasdaq Global Market on September 26, 2016 was $7.60 per share.

Each time we sell shares of our Class A common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Information Incorporated by Reference” before you make your investment decision.

We will sell the shares of Class A common stock to underwriters or dealers, through agents, or directly to investors, or a combination of these methods. The names of the underwriters, dealers or agents, fees, commissions and discounts they will receive, as well as the net proceeds to us, will be set forth in supplements to this prospectus. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

The aggregate market value of our outstanding common equity held by non-affiliates, or public float, was $71,840,359, based on 9,737,962 shares of Class A common stock outstanding as of September 26, 2016, of which 8,739,703 shares were held by non-affiliates, and a per share price of $8.22 based on the closing sale price of our Class A common stock on August 5, 2016. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our Class A common stock in a public primary offering with a value exceeding one-third of our public float in any 12-month period, so long as our public float remains below $75,000,000.  We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus, as well as in any applicable prospectus supplement and any documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 19, 2016.

RISK FACTORS

Investment in our Class A common stock involves a high degree of risk. You should carefully consider the risks described in the section entitled “Risk Factors” in any prospectus supplement as well as in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our most recent annual report on Form 10-K filed with the SEC, each of which is incorporated in this registration statement by reference in its entirety, as well as other information in this prospectus, any accompanying prospectus supplement, and any other documents or reports incorporated by reference before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process.  Under this shelf registration process, we may issue and sell to the public any part or all of the shares of Class A common stock described in this prospectus, at any time and from time to time, in one or more public offerings, up to an aggregate amount of 5 million shares. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information,” and “Information Incorporated by Reference.”

The exhibits to our registration statement contain the text of certain contracts and other important documents we have summarized in this prospectus, in any prospectus supplement or in the documents incorporated by reference in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement, the exhibits and the documents incorporated by reference can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

We may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. See “Plan of Distribution” below. A prospectus supplement, which we will provide to you each time we offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and the registration statement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement, or incorporated by reference, is accurate as of any date other than the date of those documents.

References in this prospectus to “Gaia,” “we,” “us” and “our” are to Gaia, Inc., a Colorado corporation (formerly known as Gaiam, Inc.). The mailing address of our principal executive offices is 833 West South Boulder Road, Louisville, Colorado 80027, and our telephone number at that location is (303) 222-3600.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings contain important information which does not appear in this prospectus. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available at the SEC’s website at www.sec.gov. Information about us, including our SEC filings, is also available on our website at www.gaia.com; however, that information is not a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below:

•

our Annual Report on Form 10-K for the year ended December 31, 2015, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2016 Annual Meeting of Shareholders filed on April 22, 2016;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016;
•

our Current Reports on Form 8-K filed on April 4, 2016, May 10, 2016, June 7, 2016, June 17, 2016, July 8, 2016 and July 14, 2016 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and

•

the description of our Class A common stock contained in our registration on Form 8-A filed with the SEC on October 1, 1999 pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

In addition, we incorporate by reference in this prospectus any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering under this prospectus. These documents may include annual, quarterly and current reports, as well as proxy statements. Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Gaia, Inc.

Attention: Investor Relations

833 West South Boulder Road

Louisville, Colorado 80027

(303) 222-3600

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference in this prospectus, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “strive,” “future,” “intend” and similar expressions as they relate to Gaia or its management are intended to identify such forward-looking statements. These forward-looking statements, including, but not limited to, the statements in this prospectus and the documents incorporated by reference in this prospectus and any prospectus supplement, are not based on historical fact, but rather reflect our current expectations concerning future results and events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements, including the risks outlined in this prospectus, any accompanying prospectus supplement, or any documents or reports incorporated by reference herein. Risks and uncertainties that could cause actual results to differ are included in our quarterly reports on Form 10-Q, annual report on Form 10-K and current reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.” We caution you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect our management’s view only as of the date of this report.

We do not have a policy of updating or revising forward-looking statements, and we assume no obligation to update any forward-looking statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement as a result of new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, which may include:

•	additions to working capital;
•	financing of capital expenditures;
•	repayment of existing or future indebtedness; and
•	future acquisitions and strategic investment opportunities.

Pending any use, as described in the applicable prospectus supplement, we plan to invest the net proceeds in short-term, investment grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of Gaia is 250,000,000 shares, consisting of 150,000,000 shares of Class A common stock, $.0001 par value per share, 50,000,000 shares of Class B common stock, $.0001 par value per share, and 50,000,000 shares of preferred stock, par value $.0001 per share. As of September 26, 2016, there were 9,737,962 shares of Class A common stock outstanding and 5,400,000 shares of Class B common stock outstanding. There were no shares of preferred stock outstanding. As of September 26, 2016, 602,292 shares were reserved for issuance upon the exercise of outstanding equity awards.

As of September 26, 2016, the shares of Class A common stock were held of record by 4,089 shareholders and the shares of Class B common stock were held by one shareholder.

Capital Stock

Each holder of shares of Class A common stock is entitled to one vote for each share held on all matters submitted to a vote of shareholders. Each share of Class B common stock is entitled to ten votes on all matters submitted to a vote of shareholders. There are no cumulative voting rights. Except as otherwise provided by law or in Gaia’s Amended and Restated Articles of Incorporation, all holders of shares of Class A common stock and shares of Class B common stock vote as a single group on all matters that are submitted to the shareholders for a vote. Accordingly, holders of a majority of the votes of the shares of Class A common stock and shares of Class B common stock entitled to vote in any election of directors may elect all of the directors who stand for election. A required number of shareholders having the minimum number of votes that would be necessary to authorize or take action at a meeting at which all of the shares entitled to vote thereon were present and voted may consent to an action in writing and without a meeting under certain circumstances.

Shares of Class A common stock and shares of Class B common stock are entitled to equal dividends, if any, as may be declared by our board of directors out of legally available funds. In the event of a liquidation, dissolution or winding up of Gaia, the shares of Class A common stock and shares of Class B common stock would be entitled to share ratably in our assets remaining after the payment of all of our debts and other liabilities. Holders of shares of Class A common stock and shares of Class B common stock have no preemptive, subscription or redemption rights, and there are no redemption or sinking fund provisions applicable to the shares of Class A common stock and Class B common stock. The outstanding shares of Class A common stock and shares of Class B common stock are, and the shares of Class A common stock offered by us in this offering will be, when issued and paid for, fully paid and non-assessable. The Class B common stock may not be transferred unless converted into shares of Class A common stock, other than certain transfers to affiliates and family members. The shares of Class B common stock are convertible one-for-one into shares of Class A common stock, at the option of the holder of the shares of Class B common stock.

Our board of directors is authorized, subject to any limitations prescribed by Colorado law, to issue at any time up to 50,000,000 shares of preferred stock. The board may provide for the issuance of the preferred stock in one or more series or classes with designations, preferences, limitations and relative rights determined by the board without any vote or action by the shareholders, although the board may not issue voting preferred stock without the consent or approval of a majority of the Class B common stock. As a result, the board has the power to issue preferred stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of the common stock. Although we have no current plans to issue any preferred stock, the issuance of preferred stock or of rights to purchase preferred stock could have the effect of making it more difficult for a third party to acquire us, or of discouraging a third party from attempting to acquire us. Such an issuance could also dilute your voting power.

Transfer Agent and Registrar

The transfer agent and registrar for the shares of Class A common stock is Computershare Trust Company.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any of these methods of sale. These securities may be distributed at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; at prices related to the prevailing market prices; or at negotiated prices.

The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including:

•	the names of any underwriters, dealers or agents;
•	the name or names of any managing underwriter or underwriters;
•	the method of distribution;
•	the purchase price or public offering price of the securities;
•	the net proceeds to us from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any commissions paid to agents.

Sales Through Underwriters or Dealers

If we use underwriters in the sale of securities offered through this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may offer securities to the public either though underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise set forth in any prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use dealers in the sale of securities, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly, and not through underwriters or agents. We may also sell the securities through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best-efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used. Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with us or may perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, the validity of the offered securities will be passed upon for us by Bartlit Beck Herman Palenchar & Scott LLP, Denver, Colorado. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015, have been so incorporated in reliance on the report of EKS&H LLLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.